EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-71635, 333-129410, 333-117867, 333-158935 and 333-173796) and on Form S-3 (File Number 333-176564) of USEC Inc. of our report dated March 14, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
March 14, 2012